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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)          SEPTEMBER 18, 1996
                                                          --------------------

                             CHOICECARE CORPORATION
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             (Exact name of registrant as specified in its charter)


              OHIO                       33-99624               31-1446609
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   (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)               File Number)         Identification No.)


           655 EDEN PARK DRIVE, SUITE 400
                 CINCINNATI, OHIO                             45202
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       (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code           (513) 784-5200
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                       (Former name or former address, if
                          changed since last report.)


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ITEM 5.       OTHER EVENTS

(a) On September 18, 1996, ChoiceCare Corporation (the "Company") announced that Paul Nezi, Executive Vice President and Chief Marketing Officer, had resigned to accept a position as Senior Vice President of Marketing and Underwriting with Trigon, a Virginia health insurance company.

(b) On September 25, 1996, the Company was informed by a customer accounting for approximately 10% of current membership that the health care services management agreement between the Company and the customer, which expires March 31, 1997, will not be renewed. Management services fees received from the customer during the six months ended June 30, 1996 and the year ended December 31, 1995 totaled approximately $2.0 million and $4.4 million, respectively. Contributions to net earnings from the contract have historically not been material to the Company's total results of operations due to the operating expenses required to administer the contract and provide services to the customer's members.

         The Company has begun a review of operating expenses related to administering the contract and providing services to the customer's members, and will be implementing efforts to reduce and/or eliminate certain costs through the end of the contract and any transition period thereafter.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

            EXHIBIT NO.       S-K ITEM 601 REFERENCE         DESCRIPTION

                 1                     (99)               Press Release dated
                                                          September 18, 1996


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CHOICECARE CORPORATION

Date:  September 30, 1996                        By:  /s/  Juan M. Fraiz
                                                     ---------------------
                                                      Juan M. Fraiz

                                                 Vice President and Chief
                                                 Financial Officer (Principal
                                                 Financial Officer)


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